UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2020

AtriCure, Inc.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51470 (Commission File Number)	34-1940305 (IRS Employer Identification No.)

7555 Innovation Way, Mason OH 45040

(Address of Principal Executive Offices, and Zip Code)

(513) 755-4100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ATRC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On April 9, 2020, AtriCure, Inc., a Delaware corporation (“AtriCure” or the “Company”), issued a press release which announced preliminary financial results for the quarter ended March 31, 2020. The press release also provided updates from the Company in response to the COVID-19 pandemic. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In response to developments related to the COVID-19 pandemic, AtriCure has begun to reduce its capital investments and implement other expense-reduction measures. As part of the expense-reduction measures, the Company’s executive officers voluntarily offered and recommended to the Board and the Compensation Committee that the Board and the Compensation Committee reduce the 2020 annual cash base salaries of the Company’s executive officers. Our Chief Executive Officer, Michael H. Carrel, will be taking a 35% reduction in base salary, and the other members of the executive leadership team, including our other named executive officers, will be taking a 20% reduction in base salary. These reductions will be effective as of April 16, 2020 and are expected to last for up to six months.

On April 9, 2020, the Board and the Compensation Committee accepted the recommendations of the Company’s executive officers as described above. In addition, and as a further cost-reduction measure, the Board reduced its 2020 cash compensation for non-employee directors by 35% from the amounts disclosed in the Company’s Proxy Statement filed with the SEC on April 8, 2020. The reduction applies to the annual board retainer, committee membership retainers, committee chair retainers and the retainer for the Chairman of the Board, and will be effective for up to six months.

Item 7.01 Regulation FD

On April 9, 2020, AtriCure issued a press release providing updates on its response to the COVID-19 pandemic. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information contained in Items 2.02 and Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing or other document under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in any such filing or document, except as shall be expressly set forth by specific reference in any such filing or document.

Forward-Looking Statements

Statements in this Form 8-K regarding the potential future impact of the COVID-19 outbreak are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the pendency and impact of the COVID-19 outbreak, government actions taken in response to or in connection with COVID-19, material delays and cancellations of procedures related to COVID-19, delayed spending by healthcare providers in connection with COVID-19, supply chain disruptions related to COVID-19, and other factors detailed from time to time in the Company’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this Form 8-K. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this Form 8-K. The forward-looking statements made in this Form 8-K are made only as of the date of this Form 8-K, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

No.	Description
99.1	Press Release dated April 9, 2020 announcing Preliminary First Quarter 2020 Results and COVID-19 Update
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	April 9, 2020	By:	/s/ M. Andrew Wade
M. Andrew Wade
Chief Financial Officer